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                                                                  EXHIBIT 22




                             CANTEL INDUSTRIES, INC.

                   SUBSIDIARIES OF REGISTRANT - JULY 31, 1995

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Carsen Group Inc.                       (Amalgamated under the laws of
                                         Ontario, Canada)